Exhibit 99.1

Investor Relations Contact Mike Saviage Adobe Systems Incorporated 408-536-4416 ir@adobe.com

Public Relations Contact

Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reaffirms Fourth Quarter FY2011 Revenue Target, Restructures to Align Business around Digital Media, Digital Marketing

SAN JOSE, Calif. — Nov. 8, 2011 — Adobe Systems Incorporated (Nasdaq:ADBE) today provided a business update for its fourth quarter fiscal year 2011, ending Dec. 2, 2011.  The company also announced plans to further align its business around the explosive growth categories of Digital Media and Digital Marketing solutions.

Adobe Restructures to Align Business around Growth Opportunities

Adobe is investing aggressively in Digital Media and Digital Marketing, two growing market areas.  In Digital Media, the company is the industry leader in content authoring solutions, enabling customers to create, distribute and monetize digital content.  In Digital Marketing, the company intends to be the leader in solutions to manage, measure and optimize digital marketing and advertising.

In order to better align resources around Digital Media and Digital Marketing, Adobe is restructuring its business. This will result in the elimination of approximately 750 full-time positions primarily in North America and Europe. We expect to record in the aggregate approximately $87 million to $94 million in pre-tax restructuring charges. Included in these charges are (i) approximately $17 million to $19 million primarily related to the consolidation of leased facilities and (ii) approximately $70 million to $75 million related to employee severance arrangements. We expect to record approximately $73 million to $78 million of these charges in the fiscal quarter ending Dec. 2, 2011.

See separate release issued today for more information regarding the company’s strategy and goals with its business realignment.

Adobe Reaffirms Fourth Quarter FY2011 Revenue Target Range

With approximately four weeks remaining in the quarter, the company believes it will achieve fourth quarter revenue within the $1.075 billion to $1.125 billion range it previously provided on Sept. 20, 2011.

“We expect to report record revenue within the fourth quarter target range we previously issued,” said Mark Garrett, executive vice president and CFO of Adobe.

Based on the impact of the restructuring charge discussed above that the company expects to take in the fourth quarter, Adobe updated its targeted GAAP diluted earnings per share range to be $0.30 to $0.38 in the quarter.   The company had previously targeted a fourth quarter diluted earnings per share range of $0.41 to $0.50 on a GAAP basis.

Adobe continues to target a diluted earnings per share range of $0.57 to $0.64 on a non-GAAP basis in the fourth quarter.  A reconciliation between the company’s GAAP and non-GAAP financial targets is provided at the end of this press release.

Adobe plans to report its fourth quarter results on Dec. 15, 2011 after the market closes.

Adobe to Webcast its 2011 Financial Analyst Meeting in New York

Adobe will discuss its fourth quarter business update and restructuring at its Financial Analyst Meeting tomorrow.

When:	Wed., Nov. 9, 2011, 10:00 a.m. Eastern Time
Where:	http://www.adobe.com/go/analystmeeting
How:	Live over the Internet; simply connect to the meeting room on the Web page above
Questions:	Contact Adobe Investor Relations at 408-536-4416 or ir@adobe.com

The live video webcast will last approximately seven hours.  For those unable to watch the live webcast, an archive of the event will be available on Adobe’s Investor Relations website for a limited time.  Listening to the live webcast via Adobe Connect requires Adobe Flash Player version 10 or later. Firewalls designed to protect corporate information can prevent access to the webcast.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, earnings per share, non-GAAP earnings per share, the potential growth in our target markets, our ability to align our business to successfully respond to opportunities in those markets and changes in our industry, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, continued uncertainty in economic conditions and the financial markets and other adverse changes in general political or economic conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized copying, use or disclosure, security vulnerabilities in our products and systems, interruptions or delays in our service or service from third-party service providers that host or deliver services, security or privacy breaches, or failure in data collection, failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively, disruption of Adobe’s business due to catastrophic events, risks associated with global operations, currency fluctuations, risks associated with our debt service obligations, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or amortizable intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, and impairment of Adobe’s investment portfolio due to deterioration of the capital markets. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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© 2011 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Fourth Quarter Non-GAAP Financial Target Reconciliation

(In millions, except per share data and percentages)

The following table shows Adobe’s fourth quarter fiscal year 2011 GAAP financial earnings per share target range reconciled to its non-GAAP diluted earnings per share target range included in this release.

	Fourth Quarter Fiscal 2011
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.41	$0.50
Restructuring charges	(0.15)	(0.16)
Income tax adjustments	0.04	0.04
Revised GAAP diluted net income per share	0.30	0.38

Stock-based and deferred compensation expense	0.15	0.13
Restructuring charges	0.15	0.16
Amortization of purchased intangibles	0.05	0.05
Income tax adjustments	(0.08)	(0.08)
Non-GAAP diluted net income per share	$0.57	$0.64

Shares used to compute diluted net income per share	499.0	497.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based and deferred compensation expenses, restructuring charges, amortization of purchased intangibles, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.